UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

iCap Vault 1, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-236458	N/A
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3535 Factoria Blvd. SE, Suite 600, Bellevue, WA	98006
(address of principal executive offices)	(zip code)

1 (425) 278-9030
(registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 15, 2021 (the “Effective Date”), VH 1121 14th, LLC, a Washington limited liability company (“Buyer”), which is a wholly-owned subsidiary of Vault Holding, LLC (“Holding”), which is a wholly owned subsidiary of iCap Vault 1, LLC (the “Company”), entered into a Purchase and Sale Agreement for the purchase of five real estate parcels located in Seattle, Washington on 14th Avenue (the “Purchase Agreement”). The seller is BU 1121 14th, LLC, a Washington limited liability company (the “Seller”), which is wholly owned by iCap Pacific Income Fund 5, LLC, which is a wholly owned subsidiary of iCap Equity, LLC, which is a wholly owned by iCap Enterprises, Inc.

Pursuant to the terms of the Purchase Agreement, Buyer agreed to purchase five parcels of land, together with any easements, rights appurtenant thereto, structures, fixtures, related amenities, and all assignable permits, approvals, studies, environmental reports, surveys, appraisals, warranties, all architectural and engineering plans, leases, and other documents associated with the land for an aggregate purchase price of $3,875,000 from Seller.

Within three days of the Effective Date, the Buyer is obligated to deliver to the Seller earnest money of $650,000. The Purchase Agreement provides for a feasibility period of ten days from the Effective Date during which Buyer may conduct a due diligence and feasibility review. The Buyer may elect to proceed with the transaction if it provides written notice to the Seller during the feasibility period. If the Buyer provides written notice to the Seller prior to the expiration of the feasibility period that the Buyer is not satisfied with the condition of the Property, then the Purchase Agreement will automatically terminate and the earnest money will be returned to the Buyer. Failure of the Buyer to provide any such notice prior to the expiration of the feasibility period will be deemed to be notice from the Buyer effective on the last day of the feasibility period that the Buyer is not satisfied, and the Purchase Agreement will automatically terminate and the earnest money will be returned to the Buyer.

If the Buyer elects to proceed with the transaction by delivering written notice during the feasibility period, the Closing will occur not less than 14 days following expiration of the feasibility period, or earlier, at the Buyer’s election with notice to the Seller at least five days in advance.

The Purchase Agreement contains customary representations, warranties and closing conditions for a related-party real estate transaction of this size.

The foregoing summary of the material terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description

10.1	Purchase and Sale Agreement (Seattle, Washington), by and between VH 1121 14th LLC and BU 1121 14th LLC, effective November 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

iCap Vault 1, LLC

Dated: November 19, 2021		/s/ Chris Christensen
	By:	Chris Christensen
	Its:	Chief Executive Officer